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                       JACOBS, FORLIZZO & NEAL, P.A.
                       -----------------------------
                          ----Attorneys at Law----
                     Feather Sound Corporate Center II
                    13577 Feather Sound Drive, Suite 300
                        Clearwater, Florida 34622-5547

A.R. "Charlie" Neal             May 16, 1996          Telephone (813) 571-1727
                                                            Fax (813) 572-9454


     Level Best Golf, Inc.
     11800 28th Street North
     St. Petersburg, FL 33716

     Gentlemen:

          We have acted as counsel to Level Best Golf, Inc. (hereinafter called the "Company") for the purpose of rendering this opinion in connection with the Company's filing of a registration statement on Form S-1 (file no. 33-97770) and amendments thereto (which registration statement, as amended at the time of its effectiveness, is hereinafter called the "Registration Statement"), covering shares of the Company's common stock, $.001 par value, warrants for shares of such stock and shares issuable pursuant to said warrants (which shares and warrants are hereinafter called the "Securities").

          As such counsel, we have examined original copies, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

          On the basis of the foregoing, we are of the opinion that the Securities have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

          We have been engaged solely for the purpose of giving our legal opinion regarding the matters addressed herein. We have not been engaged to, nor have we participated in preparing the Registration Statement.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of such Registration Statement.

                                       Very truly yours,


                                       /s/ Jacobs, Forlizzo & Neal, P.A.
                                       JACOBS, FORLIZZO & NEAL, P.A.